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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31911) pertaining to the 1995 Stock Option Plan of SRI/Surgical Express, Inc. (formerly Sterile Recoveries, Inc.) of our report dated February 8, 2002, except for Note M as to which the date is February 21, 2002, with respect to the financial statements and schedule of SRI/Surgical Express, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                            /s/ ERNST AND YOUNG LLP



Tampa, Florida
March 26, 2002